REGISTRATION NO. 333-
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                            NATIONAL FUEL GAS COMPANY
             (Exact name of registrant as specified in its charter)
                      ------------------------------------


      New Jersey                                        13-1086010
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)
                               10 Lafayette Square
                             Buffalo, New York 14203
                                 (716) 857-7000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      ------------------------------------

            PHILIP C. ACKERMAN              ROBERT J. REGER, JR., ESQ.
                 President                   THELEN REID & PRIEST LLP
            10 Lafayette Square                 40 West 57th Street
          Buffalo, New York 14203            New York, New York 10019
              (716) 857-7000                      (212) 603-2000

  (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                      ------------------------------------

     It is respectfully requested that the Commission send copies of all orders, notices and communications to:

                              TODD W. ECKLAND, ESQ.
                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1440
                      ------------------------------------


     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

                      ------------------------------------


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                                  Proposed
                                                   maximum          Amount
                                                  aggregate           of
  Title of each class of                          offering        registration
securities to be registered                      price(1)(2)         fee
-------------------------------------------------------------------------------
Debt Securities, Common Stock,
one dollar ($1.00) par value,
Common Stock Purchase Rights.................  $625,000,000       $173,750
===============================================================================

(1) Such indeterminate number or amount of Debt Securities or Common Stock with Common Stock Purchase Rights as may from time to time be issued at indeterminate prices. Since no separate consideration will be paid for the Common Stock Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Common Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

    1.  Debt Securities of National Fuel Gas Company.
    2. Common Stock and Common Stock Purchase Rights of National Fuel Gas
Company.

     Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

The information in this prospectus is not complete and may be changed. National Fuel Gas Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 22, 1999

PROSPECTUS
----------



                                  $___,000,000

                            NATIONAL FUEL GAS COMPANY

                                 DEBT SECURITIES

                                ------------------

     National Fuel Gas Company may offer from time to time its debt securities (including debentures and medium-term notes).

     National Fuel Gas Company will provide specific terms of its debt securities, including their offering prices, interest rates, and maturities, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

     National Fuel Gas Company may offer its debt securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section on page 15 of this prospectus also provides more information on this topic.

     National Fuel Gas Company's principal executive offices are located at 10 Lafayette Square, Buffalo, New York 14203 and its telephone number is (716) 857-7000.

                                -----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                     The date of this prospectus is     , 1999.

                                TABLE OF CONTENTS


NATIONAL FUEL GAS COMPANY ................................................... 3
WHERE CAN YOU FIND MORE INFORMATION ......................................... 3
RATIO OF EARNINGS TO FIXED CHARGES .......................................... 4
USE OF PROCEEDS ............................................................. 4
DESCRIPTION OF DEBT SECURITIES .............................................. 5
PLAN OF DISTRIBUTION ........................................................15
EXPERTS .....................................................................16
LEGALITY ....................................................................16


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                            NATIONAL FUEL GAS COMPANY

     National Fuel Gas Company (National), a registered holding company under the Public Utility Holding Company Act of 1935, was organized under the laws of New Jersey in 1902. National is engaged in the business of owning and holding securities issued by its subsidiaries: National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, Seneca Independence Pipeline Company, Seneca Resources Corporation, Horizon Energy Development, Inc., National Fuel Resources, Inc., Upstate Energy, Inc., Niagara Independence Marketing Company, Leidy Hub, Inc., Highland Land & Minerals, Inc., Data-Track Account Services, Inc. and Utility Constructors, Inc.

     National and its subsidiaries (System) comprise a diversified energy company consisting of five major business segments:

() the Utility segment, which sells natural gas and provides natural gas transportation services through a local distribution system located in western New York and northwestern Pennsylvania;

() the Pipeline and Storage segment, which provides interstate natural gas transportation and storage services;

() the Exploration and Production segment, which is engaged in the exploration for, and the development and purchase of, natural gas and oil reserves in the Gulf Coast of Texas, Louisiana, and Alabama, in California, in Wyoming, and in the Appalachian region of the United States;

() the International segment, which is engaged in foreign and domestic energy projects through investments as a sole or substantial owner in various business entities; and

() the Other Nonregulated segment, which engages in the marketing and brokerage of natural gas and electricity and the performance of energy management services for utilities and end-users, natural gas marketing and other energy-related activities, the providing of various natural gas hub services to customers, the marketing of timber, the operating of sawmill and kilns, and the providing of collection services for other subsidiaries of National.


                       WHERE YOU CAN FIND MORE INFORMATION

     National files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by National with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including National. National also maintains an Internet site (http://www.nationalfuelgas.com). Information contained on National's Internet site does not constitute part of this prospectus.

     The SEC allows National to "incorporate by reference" the information that National files with the SEC, which means that National may disclose important information to you by referring you to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus. National is incorporating by reference the documents listed below and any future filings National makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until National sells all of these debt securities. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

     1. National's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (Form 10-K).

     2. National's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999.

     You may request a copy of these documents, at no cost to you, by writing or calling Anna Marie Cellino, Secretary, National Fuel Gas Company, 10 Lafayette Square, Buffalo, New York 14203, telephone (716) 857- 7858.

     You should rely only on the information contained in, or incorporated by reference in, this prospectus and the prospectus supplement. National has not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. National is not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement or that the information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows National's ratio of earnings to fixed charges for the periods indicated:


                        Fiscal Years Ended September 30,
                  ----------------------------------------------

Twelve Months ended
  March 31, 1999         1998      1997        1996       1995        1994
  --------------         ----      ----        ----       ----        ----

       3.01              1.66      4.01        3.80       3.06        3.52



                                 USE OF PROCEEDS

     Except as may otherwise be set forth in the prospectus supplement, the proceeds from the sale of these securities may be used to reduce short-term indebtedness, to redeem or discharge higher cost indebtedness, to finance a portion of the System's capital expenditures, for corporate development purposes, including, without limitation, acquisitions made by or on behalf of National or its subsidiaries, and for other general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES


     GENERAL

     The following description sets forth certain general terms and provisions of National's unsecured debt securities, consisting of debentures and medium-term notes, that National may offer by this prospectus (Debt Security or Debt Securities). National will describe the particular terms of the Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.

     The Debt Securities will be National's direct unsecured general obligations. The Debt Securities will be senior debt securities. National may issue the Debt Securities from time to time in one or more series. National will issue the Debt Securities under one or more separate Indentures (Indenture) between National and The Bank of New York, as trustee (Trustee).

     The following descriptions of the Debt Securities and the Indenture are summaries and are qualified by reference to the Indenture. The form of the Indenture is being filed as an exhibit to the registration statement, and you should read the Indenture for provisions that may be important to you. References to certain sections of the Indenture are included in parentheses. Whenever particular provisions or defined terms in the Indenture are referred to under this "Description of Debt Securities," such provisions or defined terms are incorporated by reference herein. The Indenture will be qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the Debt Securities.

     The Debt Securities will rank equally with all of National's other senior, unsecured and unsubordinated debt.

     Because National is a holding company that conducts all of its operations through subsidiaries, holders of Debt Securities will generally have a position junior to claims of creditors (including trade creditors of and holders of indebtedness issued by any such subsidiary) and preferred stockholders of the subsidiaries of National. No subsidiary currently has outstanding shares of preferred stock.

     The prospectus supplement relating to any series of Debt Securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

()   the title of the Debt Securities;

()   the total principal amount of the Debt Securities;

() the date or dates on which the principal of the Debt Securities will be payable and how it will be paid;

() the rate or rates at which the Debt Securities will bear interest, or how such rate or rates will be determined;

() the date or dates from which interest on the Debt Securities will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

() any right to extend the interest payment periods for the Debt Securities and the duration of the extension;

() the percentage, if less than 100%, of the principal amount of the Debt Securities that will be payable if the maturity of the Debt Securities is accelerated;

() any date or dates on which, and the price or prices at which, the Debt Securities may be redeemed at the option of National and any restrictions on such redemptions;

() any sinking fund or other provisions or options held by holders of Debt Securities that would obligate National to repurchase or otherwise redeem the Debt Securities;

() any changes or additions to the Events of Default under the Indenture or changes or additions to the covenants of National under the Indenture;

()   if the Debt Securities will be issued in denominations other than $1,000;

() if payments on the Debt Securities may be made in a currency or currencies other than United States dollars;

()   any convertible feature or options regarding the Debt Securities;

() any rights or duties of another person to assume the obligations of National with respect to the Debt Securities;

()   any collateral, security, assurance or guarantee for the Debt Securities;
     and

() any other terms of the Debt Securities not inconsistent with the terms of the Indenture.

(See Section 301.)

     The Indenture does not limit the principal amount of Debt Securities that may be issued. The Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by National.

     Debt Securities may be sold at a discount below their principal amount. United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the prospectus supplement. In addition, certain United States federal income tax or other considerations applicable to any Debt Securities which are denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

     Except as may otherwise be described in the prospectus supplement, the covenants contained in the Indenture will not afford holders of Debt Securities protection in the event of a highly-leveraged or similar transaction involving National or in the event of a change in control.

     PAYMENT AND PAYING AGENTS

     Except as may be provided in the prospectus supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the person in whose name such Debt Security is registered as of the close of business on the Regular Record Date for the Interest Payment Date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any Debt Security, the defaulted interest may be paid to the holder of such Debt Security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date proposed by National for payment of such defaulted interest or in any other manner permitted by any securities exchange on which such Debt Security may be listed, if the Trustee finds it practicable. (See Section 307.)

     Unless otherwise specified in the prospectus supplement, principal of, and premium, if any, and interest, if any, on the Debt Securities at maturity will be payable upon presentation of the Debt Securities at the corporate trust office of the Trustee, in The City of New York, as Paying Agent for National. National may change the place of payment on the Debt Securities, may appoint one or more additional Paying Agents (including National) and may remove any Paying Agent, all at the discretion of National. (See Section 602.)

     REGISTRATION AND TRANSFER

     Unless otherwise specified in the prospectus supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or Tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee in The City of New York. National may change the place for registration of transfer and exchange of the Debt Securities and may designate additional places for such registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities. However, National may require payment to cover any tax or other governmental charge that may be imposed. National will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

     SATISFACTION AND DISCHARGE

     National will be discharged from its obligations on the Debt Securities of a particular series, or any portion of the principal amount of the Debt Securities of such series, if it irrevocably deposits with the Trustee sufficient cash or government securities to pay the principal, or portion of principal, interest, any premium and any other sums when due on the Debt Securities of such series at their maturity, stated maturity date, or redemption. (See Section 701.)

     The Indenture will be deemed satisfied and discharged when no Debt Securities remain outstanding and when National has paid all other sums payable by National under the Indenture. (See Section 702.)

     All moneys National pays to the Trustee or any Paying Agent on Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of National. Thereafter, the Holder of such Debt Security may look only to National for payment thereof. (See
Section 603.)

     LIMITATION ON LIENS ON SUBSIDIARY CAPITAL STOCK

     The Indenture provides that, except as otherwise specified with respect to a particular series of Debt Securities, National will not pledge, mortgage, hypothecate or grant a security interest in, or permit any pledge, mortgage, security interest or other lien upon, any capital stock of any of its majority-owned subsidiaries, which capital stock National now or hereafter directly owns, to secure any Indebtedness, as defined below, without also securing the outstanding Debt Securities (so long as the other Indebtedness shall be so secured) equally and ratably, with or, at National's option, prior to, the other Indebtedness and any other Indebtedness similarly entitled to be so secured.

     This limitation does not apply to, or prevent the creation or existence of:

     (1) any pledge, mortgage, security interest, lien or encumbrance upon any such capital stock created at the time National acquires that capital stock or within 270 days after that time to secure the purchase price for that capital stock so acquired;

     (2) any pledge, mortgage, security interest, lien or encumbrance upon any such capital stock existing at the time National acquires that capital stock, whether or not National assumes the secured obligations; or

     (3) any extension, renewal, replacement or refunding of any pledge, mortgage, security interest, lien or encumbrance permitted by (1) and
          (2) above, or of any Indebtedness secured thereby; provided, that,

          (a) the principal amount of Indebtedness so secured immediately after the extension, renewal, replacement or refunding may not exceed the principal amount of Indebtedness so secured immediately before the extension, renewal, replacement or refunding, and

          (b) the extension, renewal, replacement or refunding of such pledge, mortgage, security interest, lien or encumbrance is limited to no more than the same proportion of all shares of capital stock as were covered by the pledge, mortgage, security interest, lien or encumbrance that was extended, renewed, refunded or replaced; or

     (4) any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

          (a) the execution or enforcement of the lien is effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within such 30 day period, and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted; or

          (b) the payment of the lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

          (c) so long as the lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired.

     Any pledge, mortgage, security interest, lien or encumbrance on any shares of the capital stock of any of the majority-owned subsidiaries of National, which shares of capital stock National now or hereafter directly owns, to secure any Indebtedness other than as described in (1) through (4) above, is referred to in this prospectus as a "Restricted Lien". This limitation on liens does not apply to the extent that National creates any Restricted Liens to secure Indebtedness that, together with all other Indebtedness of National secured by Restricted Liens, does not at the time exceed 5% of National's Consolidated Capitalization. (See Section 608.)

     For this purpose, "Consolidated Capitalization" means the sum of:

     (1)  Consolidated Common Shareholders' Equity;

     (2) Consolidated Indebtedness, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

     (3) any preference or preferred stock of National or any Consolidated Subsidiary, as defined below, which is subject to mandatory redemption or sinking fund provisions.

     The term "Consolidated Common Shareholders' Equity" as used above means the total assets of National and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as assets, less: (a) all liabilities of National and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities; (b) minority interests owned by third parties in Consolidated Subsidiaries of National; and (c) preference or preferred stock of National and its Consolidated Subsidiaries only to the extent any such preference or preferred stock is subject to mandatory redemption or sinking fund provisions.

     The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of National and its Consolidated Subsidiaries.

     The term "Consolidated Subsidiary," as used above, means at any date any majority-owned subsidiary the financial statements of which under generally accepted accounting principles in the United States would be consolidated with those of National in its consolidated financial statements as of such date.

      For purposes of the limitation described in the first paragraph under this heading, "Indebtedness" means:

     (1) all indebtedness created or assumed by National for the repayment of money borrowed;

     (2) all indebtedness for money borrowed secured by a lien upon capital stock owned by National and upon which indebtedness for money borrowed National customarily pays interest, although National has not assumed or become liable for the payment of such indebtedness for money borrowed; and

     (3) all indebtedness of others for money borrowed which is guaranteed as to payment of principal by National or in effect guaranteed by National through a contingent agreement to purchase such indebtedness for money borrowed, but excluding from this definition any other contingent obligation of National in respect of indebtedness for money borrowed or other obligations incurred by others.

     The foregoing limitation does not limit in any manner the ability of: (1) National to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries; (2) National to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions; or (3) any of the direct or indirect subsidiaries of National to place liens on any of their assets.

     In addition, the Indenture provides that if debentures issued by National under the indenture dated as of October 15, 1974, as supplemented (1974 Indenture), between National and The Bank of New York, as trustee, in an aggregate principal amount in excess of 5% of National's Consolidated Capitalization become secured pursuant to the provisions of the 1974 Indenture, National will secure the outstanding Debt Securities equally and ratably with those debentures. If National secures the outstanding Debt Securities, as provided in the prior sentence, and for so long as the aggregate principal amount of the debentures secured pursuant to the 1974 Indenture at any time decreases and as a result constitutes 5% or less of National's Consolidated Capitalization, the outstanding Debt Securities will no longer be secured. (See
Section 608.)

     As of March 31, 1999, the Consolidated Capitalization of National was approximately $1,668 million.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS

     Under the terms of the Indenture, National may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     () the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes National's obligations on all Debt Securities and under the Indenture;

     () immediately after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

     () National shall have delivered to the Trustee an officer's certificate and an opinion of counsel as to compliance with the foregoing.

     The terms of the Indenture do not restrict National in a merger in which National is the surviving entity. (See Section 1101.)

     EVENTS OF DEFAULT

     "Event of Default" when used in the Indenture with respect to any series of Debt Securities, means any of the following:

     () failure to pay interest, if any, on any Debt Security of the applicable series for 30 days after it is due;

     () failure to pay the principal of or premium, if any, on any Debt Security of the applicable series when due (whether at maturity or upon earlier redemption);

     () failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of Debt Securities, that continues for 90 days after National receives written notice from the Trustee, or National and the Trustee receive a written notice from 33% of the holders of the Debt Securities of such series; however, the Trustee or the Trustee and the holders of such principal amount of Debt Securities of this series can agree to an extension of the 90 day period and such an agreement to extend will be automatically deemed to occur if National is diligently pursuing action to correct the default;

     () certain events in bankruptcy, insolvency or reorganization of National; or

     () any other event of default included in any supplemental indenture or officer's certificate for a specific series of Debt Securities.

(See Section 801).

     The Trustee may withhold notice to the holders of Debt Securities of any default, except default in the payment of principal, premium or interest, if it considers such withholding of notice to be in the interests of the holders. An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indenture.


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


     REMEDIES

     Acceleration of Maturity

     If an Event of Default with respect to fewer than all the series of Debt Securities occurs and continues, either the Trustee or the holders of at least 33% in principal amount of the Debt Securities of such series may declare the entire principal amount of all the Debt Securities of such series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding Debt Securities under the Indenture, only the Trustee or holders of at least 33% in principal amount of all outstanding Debt Securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

     At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

     () National has paid or deposited with the Trustee a sum sufficient to pay:

          (1) all overdue interest, if any, on all Debt Securities of the series;

          (2) the principal of and premium, if any, on any Debt Securities of the series which have otherwise become due and interest, if any, that is currently due;

          (3)  interest, if any, on overdue interest; and

          (4)  all amounts due to the Trustee under the Indenture; or

     () any other Event of Default with respect to the Debt Securities of that series has been cured or waived as provided in the Indenture.

     There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of National. (See Section 802.)

     Right to Direct Proceedings

     Other than its duties in case of an Event of Default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee a reasonable indemnity. (See Section 903.) If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (See
Section 812). The Trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture.

     Limitation on Right to Institute Proceedings

     No holder of Debt Securities of any series will have any right to institute any proceeding under the Indenture, or to exercise any remedy under the Indenture, unless:

     () the holder has previously given to the Trustee written notice of a continuing Event of Default;

     () the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and

     () the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during such period.

(See Section 807.)

     No Impairment of Right to Receive Payment

However, such limitations do not apply to a suit by a holder of a Debt Security for payment of the principal of or premium, if any, or interest, if any, on a Debt Security on or after the applicable due date. (See Section 808.)

     Annual Notice to Trustee

     National will provide to the Trustee an annual statement by an appropriate officer as to National's compliance with all conditions and covenants under the Indenture. (See Section 606.)

     MODIFICATION AND WAIVER

     National and the Trustee may enter into one or more supplemental indentures without the consent of any holder of Debt Securities for any of the following purposes:

     () to evidence the assumption by any permitted successor of the covenants of National in the Indenture and in the Debt Securities;

     () to add additional covenants of National or to surrender any right or power of National under the Indenture;

     ()   to add additional Events of Default;

     () to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of Debt Securities of any series in any material respect, such change, elimination, or addition will become effective only:

          (1) when the consent of the holders of Debt Securities of such series has been obtained in accordance with the Indenture; or

          (2) when no Debt Securities of the affected series remain outstanding under the Indenture;

     () to provide collateral security for all but not part of the Debt Securities;

     () to establish the form or terms of Debt Securities of any other series as permitted by the Indenture;

     () to provide for the authentication and delivery of bearer securities and coupons attached thereto;

     () to evidence and provide for the acceptance of appointment of a successor trustee;

     () to provide for the procedures required for use of a noncertificated system of registration for the Debt Securities of all or any series;

     () to change any place where principal, premium, if any, and interest shall be payable, Debt Securities may be surrendered for registration of transfer or exchange and notices to National may be served; or

     () to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that such action shall not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

(See Section 1201.)

     The holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by National with certain restrictive provisions of the Indenture. (See Section 607.) The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding Debt Security of the series affected. (See Section 813.)

     If the Trust Indenture Act of 1939 is amended after the date of the Indenture in such a way as to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939. National and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment. (See Section 1201.)

     The consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series then outstanding is required for all other modifications to the Indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

     () change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount of any Debt Security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security, without the consent of the holder;

     () reduce the percentage in principal amount of the outstanding Debt Securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

     () modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, without the consent of the holder of each outstanding Debt Security affected thereby.

     A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the holders of Debt Securities of one or more series, will not affect the rights under the Indenture of the holders of the Debt Securities of any other series. (See Section 1202.)

     The Indenture provides that Debt Securities owned by National or anyone else required to make payment on the Debt Securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 101.)

      National may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but National shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after such record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same Debt Securities and the holder of every Debt Security issued upon the registration of transfer of or in exchange of such Debt Securities. A transferee will be bound by acts of the Trustee or National taken in reliance thereon, whether or not notation of such action is made upon such Debt Security. (See Section 104.)

     RESIGNATION OF A TRUSTEE

      A Trustee may resign at any time by giving written notice to National or may be removed at any time by act of the holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Trustee and National. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if National has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the respective Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with such Indenture. (See Section 910.)

     NOTICES

     Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register therefor. (See Section 106.)

     TITLE

     National, the Trustee, and any agent of National or the Trustee, may treat the person in whose name Debt Securities are registered as the absolute owner thereof, whether or not such Debt Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 308.)

     GOVERNING LAW

     Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 112.)

     REGARDING THE TRUSTEE

     The Trustee will be The Bank of New York. In addition to acting as Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of National and its affiliates.


                              PLAN OF DISTRIBUTION

     National may sell the Debt Securities in one or more series in any of three ways: (i) through underwriters or dealers; (ii) through agents; or (iii) directly to a limited number of purchasers or to a single purchaser.

     THROUGH UNDERWRITERS OR DEALERS. If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to Debt Securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. Unless otherwise set forth in such prospectus supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Debt Securities if any are purchased.

     THROUGH AGENTS. Debt Securities may be sold through agents designated by National from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of the Debt Securities in respect of which such prospectus supplement is delivered as well as any commissions payable by National to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     DIRECTLY. National may sell the Debt Securities directly to one or more purchasers. In this case, no underwriters or agents would be involved.

     GENERAL INFORMATION. The prospectus supplement with respect to the Debt Securities will set forth the terms of the offering of such Debt Securities, including: (a) the name or names of any underwriters, dealers or agents; (b) the purchase price of such Debt Securities and the proceeds to National from such sale; (c) any underwriting discounts, agents' commissions and other items constituting underwriting compensation; (d) any initial public offering price; and (e) any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the prospectus supplement with respect to the Debt Securities, National may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Debt Securities from National at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such prospectus supplement, and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents, underwriters and dealers may be entitled under agreements entered into with National to indemnification by National against certain civil liabilities, including certain liabilities under the Securities Act of 1933 or to contribution by National with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.


                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to National's most recent Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The information incorporated in this prospectus by reference to National's most recent Annual Report on Form 10-K relating to the oil and gas reserves of Seneca Resources Corporation, which has been specifically attributed to Ralph E. Davis Associates, Inc., has been reviewed and verified by said firm and has been included herein in reliance upon the authority of said firm as an expert.


                                    LEGALITY

     The legality of the Debt Securities will be passed upon for National by Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, and for the underwriters, dealers, or agents by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004. However, all matters of New Jersey law, including the incorporation of National, will be passed upon only by Stryker, Tams & Dill LLP, Two Penn Plaza East, Newark, New Jersey 07105.

The information in this prospectus is not complete and may be changed. National Fuel Gas Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 22, 1999

PROSPECTUS
----------




                            NATIONAL FUEL GAS COMPANY

                                  COMMON STOCK

                                  ------------


     National Fuel Gas Company may issue and sell from time to time authorized but unissued shares of its common stock, together with attached common stock purchase rights (collectively, Common Stock).

     National Fuel Gas Company will provide specific information regarding its Common Stock, including the number of shares of its Common Stock to be sold and the offering price, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

     National Fuel Gas Company may offer these shares of its Common Stock directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section on page 7 of this prospectus provides more information on this topic.

     National Fuel Gas Company's Common Stock is listed on the New York Stock Exchange under the trading symbol "NFG." Any Common Stock sold pursuant to the prospectus supplement will be listed on the New York Stock Exchange.

     National Fuel Gas Company's principal executive offices are located at 10 Lafayette Square, Buffalo, New York 14203 and its telephone number is (716) 857-7000.


                                  ------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                  ------------




                  The date of this prospectus is     , 1999.

                                TABLE OF CONTENTS


NATIONAL FUEL GAS COMPANY.....................................................3
WHERE CAN YOU FIND MORE INFORMATION...........................................3
USE OF PROCEEDS...............................................................4
DESCRIPTION OF COMMON STOCK...................................................4
PLAN OF DISTRIBUTION..........................................................7
EXPERTS.......................................................................8
LEGALITY......................................................................8

                            NATIONAL FUEL GAS COMPANY

     National Fuel Gas Company (National), a registered holding company under the Public Utility Holding Company Act of 1935, was organized under the laws of New Jersey in 1902. National is engaged in the business of owning and holding securities issued by its subsidiaries: National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, Seneca Independence Pipeline Company, Seneca Resources Corporation, Horizon Energy Development, Inc., National Fuel Resources, Inc., Upstate Energy, Inc., Niagara Independence Marketing Company, Leidy Hub, Inc., Highland Land & Minerals, Inc., Data-Track Account Services, Inc. and Utility Constructors, Inc.

     National and its subsidiaries (System) comprise a diversified energy company consisting of five major business segments:

() the Utility segment, which sells natural gas and provides natural gas transportation services through a local distribution system located in western New York and northwestern Pennsylvania;

() the Pipeline and Storage segment, which provides interstate natural gas transportation and storage services;

() the Exploration and Production segment, which is engaged in the exploration for, and the development and purchase of, natural gas and oil reserves in the Gulf Coast of Texas, Louisiana, and Alabama, in California, in Wyoming, and in the Appalachian region of the United States;

() the International segment, which is engaged in foreign and domestic energy projects through investments as a sole or substantial owner in various business entities; and

() the Other Nonregulated segment, which engages in the marketing and brokerage of natural gas and electricity and the performance of energy management services for utilities and end-users, natural gas marketing and other energy-related activities, the providing of various natural gas hub services to customers, the marketing of timber, the operating of sawmill and kilns, and the providing of collection services for other subsidiaries of National.


                       WHERE YOU CAN FIND MORE INFORMATION

     National files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by National with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including National. National also maintains an Internet site (http://www.nationalfuelgas.com). Information contained on National's Internet site does not constitute part of this prospectus.

     The SEC allows National to "incorporate by reference" the information that National files with the SEC, which means that National may disclose important information to you by referring you to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus.

National is incorporating by reference the documents listed below and any future filings National makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until National sells all of the Common Stock. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

     1. National's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (Form 10-K).

     2. National's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999.

     You may request a copy of these documents, at no cost to you, by writing or calling Anna Marie Cellino, Secretary, National Fuel Gas Company, 10 Lafayette Square, Buffalo, New York 14203, telephone (716) 857- 7858.

     You should rely only on the information contained in, or incorporated by reference in, this prospectus and the prospectus supplement. National has not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. National is not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement or that the information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.


                                 USE OF PROCEEDS

     Except as may otherwise be set forth in the prospectus supplement, the proceeds from the sale of the Common Stock may be used to reduce short-term indebtedness, to redeem or discharge certain maturing or redeemable long-term indebtedness, to finance a portion of the System's capital expenditures, for corporate development purposes, including, without limitation, acquisitions made by or on behalf of National or its subsidiaries, and for other general corporate purposes.


                           DESCRIPTION OF COMMON STOCK

     The following description of National's Common Stock is a summary and is qualified by reference to the terms and provisions of National's Restated Certificate of Incorporation, its By-Laws, and the Rights Agreement between National and HSBC Bank USA (Rights Agreement), which are filed as exhibits to the registration statement and incorporated herein by reference. Reference is also made to National's Indenture dated October 15, 1974, between National and The Bank of New York (formerly Irving Trust Company), as supplemented (1974 Indenture).

     No shares of preferred stock (Preferred Stock) of National are currently outstanding. However, the Board of Directors of National has the ability to issue one or more series of Preferred Stock from time to time. The actual effect of the Preferred Stock upon the rights of the holders of National's Common Stock will not be known until National's Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock. Such effects, however, might include: (a) restrictions on dividends on National's Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of National's Common Stock; (c) restrictions on the rights of the holders of National's Common Stock to share in National's assets upon liquidation due to satisfaction of any liquidation preference granted to the Preferred Stock; and

(d) dilution of rights of holders of National's Common Stock to share in National's assets upon liquidation if the Preferred Stock is participating with respect to distributions upon such liquidation.

DIVIDEND RIGHTS

     The holders of Common Stock are entitled to receive dividends as declared by the Board of Directors, out of funds legally available for the purpose and subject to a limitation in the 1974 Indenture. The 1974 Indenture prohibits the payment of cash dividends on, and the purchase or redemption of, Common Stock if the cumulative dividends on and amounts paid for purchase or redemption of Common or Preferred Stock since December 31, 1967 exceed or would exceed consolidated net income available for dividends for that same period plus $10 million plus any additional amount authorized or approved, upon application of National, by the SEC. The amount available for the declaration and payment of dividends on National's Common Stock pursuant to this restriction will be described in the prospectus supplement.

     The Board of Directors' ability to declare dividends on Common Stock may also be limited by the rights and preferences of certain series of Preferred Stock, which may be issued from time to time, and by the terms of instruments defining the rights of holders of outstanding indebtedness of National.

VOTING RIGHTS AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     The holders of Common Stock are entitled to one vote per share. The affirmative vote of the majority of the votes cast by the holders of the Common Stock is required for the merger or consolidation of National or for the sale of substantially all of its assets. The Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors.

LIQUIDATION RIGHTS

     Upon any dissolution, liquidation or winding up of National, the holders of Common Stock are entitled to receive pro rata all of National's assets and funds remaining after payment of or provision for creditors and subject to the rights and preferences of each series of Preferred Stock.

PREEMPTIVE RIGHTS

     Holders of Common Stock and any series of Preferred Stock that may be issued have no preemptive right to purchase or subscribe for any shares of capital stock of National.

COMMON STOCK PURCHASE RIGHTS

     The holders of the Common Stock have one right (Right) for each of their shares. Each Right, which will initially be evidenced by the Common Stock certificates representing the outstanding shares of Common Stock, entitles the holder to purchase one-half of one share of Common Stock at a purchase price of $130 per share, being $65 per half share, subject to adjustment (Purchase Price).

     The Rights become exercisable upon the occurrence of a distribution date. At any time following a distribution date, each holder of a Right may exercise its right to receive Common Stock (or, under certain circumstances, other property of National) having a value equal to two times the Purchase Price of the Right then in effect. However, the Rights are subject to redemption or exchange by National prior to their exercise as described below.

     A distribution date would occur upon the earlier of:

     () ten days after the public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of National's Common Stock or other voting stock having 10% or more of the total voting power of National's Common Stock and other voting stock; and

     () ten days after the commencement or announcement by a person or group of an intention to make a tender or exchange offer that would result in that person acquiring, or obtaining the right to acquire, beneficial ownership of National's Common Stock or other voting stock having 10% or more of the total voting power of National's Common Stock and other voting stock.

     In certain situations after a person or group has acquired beneficial ownership of 10% or more of the total voting power of National's stock as described above, each holder of a Right will have the right to exercise its Rights to receive common stock of the acquiring company having a value equal to two times the Purchase Price of the Right then in effect. These situations would arise if National is acquired in a merger or other business combination or if 50% or more of National's assets or earning power are sold or transferred.

     At any time prior to the end of the business day on the tenth day following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National, National may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash or stock. A decision to redeem the Rights requires the vote of 75% of National's full Board of Directors. Also, at any time following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National, 75% of National's full Board of Directors may vote to exchange the Rights, in whole or in part, at an exchange rate of one share of Common Stock, or other property deemed to have the same value, per Right, subject to certain adjustments.

     After a distribution date, Rights that are owned by an acquiring person will be null and void. Upon exercise of the Rights, National may need additional regulatory approvals to satisfy the requirements of the Rights Agreement. The Rights will expire on July 31, 2008, unless they are exchanged or redeemed earlier than that date.

     The Rights have anti-takeover effects because they will cause substantial dilution of the Common Stock if a person attempts to acquire National on terms not approved by the Board of Directors.

BUSINESS COMBINATIONS

     National's Restated Certificate of Incorporation provides that certain conditions must be met before the consummation of any merger or other business combination by National or any of its subsidiaries with any stockholder who is directly or indirectly the beneficial owner of 5% or more of National's outstanding Common Stock (Substantial Stockholder) or with an affiliate of any Substantial Stockholder. The term Substantial Stockholder does not include National, any of its subsidiaries, or any Trustee holding Common Stock of National for the benefit of the employees of National or any of its subsidiaries pursuant to one or more employee benefit plans or arrangements. The conditions, which are in addition to those otherwise required by law, prescribe the minimum amount per share that must be paid to holders of Common Stock and the form of consideration paid, and require that the holders of Common Stock be furnished certain information about the business combination prior to voting on it. A business combination, as defined in the Restated Certificate of Incorporation, generally means any of the following transactions:

()   a merger, consolidation or share exchange;

() a sale, lease, exchange or other disposition of any assets in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;

() the issuance or transfer of securities in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;

()   the adoption of a plan of liquidation or dissolution of National; or

() any reclassification of securities, recapitalization or reorganization that has the effect of increasing the proportionate share of the outstanding shares of any class of securities of National that is owned by any Substantial Stockholder or by any affiliate of a Substantial Stockholder.

     The approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of Preferred Stock, the approval of a majority of the entire Board, is required to amend or repeal the classified board or business combination provisions contained in the Restated Certificate of Incorporation.

LISTING

     The Common Stock is, and will be, listed on the New York Stock Exchange.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C., South Hackensack, New Jersey.


                              PLAN OF DISTRIBUTION

     National may sell the Common Stock in any of three ways: (i) through underwriters or dealers; (ii) through agents; or (iii) directly to a limited number of purchasers or to a single purchaser.

     THROUGH UNDERWRITERS OR DEALERS. If underwriters are used in the sale, the Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The Common Stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to the Common Stock will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. Unless otherwise set forth in such prospectus supplement, the obligations of the underwriters to purchase the Common Stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Common Stock if any is purchased.

     THROUGH AGENTS. The Common Stock may be sold through agents designated by National from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of the Common Stock in respect of which such prospectus supplement is delivered as well as any commissions payable by

National to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     DIRECTLY. National may sell the Common Stock directly to one or more purchasers. In this case, no underwriters or agents would be involved.

     GENERAL INFORMATION. The prospectus supplement with respect to the Common Stock will set forth the terms of the offering of the Common Stock, including
(a) the name or names of any underwriters, dealers or agents, (b) the purchase price of the Common Stock and the proceeds to National from such sale, (c) any underwriting discounts, agents' commissions and other items constituting underwriting compensation, (d) any initial public offering price and (e) any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the prospectus supplement with respect to the Common Stock, National may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Common Stock from National at the initial public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such prospectus supplement, and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents, underwriters and dealers may be entitled under agreements entered into with National to indemnification by National against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribution by National with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.


                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to National's most recent Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The information incorporated in this prospectus by reference to National's most recent Annual Report on Form 10-K relating to the oil and gas reserves of Seneca Resources Corporation, which has been specifically attributed to Ralph E. Davis Associates, Inc., has been reviewed and verified by said firm and has been included herein in reliance upon the authority of said firm as an expert.


                                    LEGALITY

      The legality of the Common Stock will be passed upon for National by Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, and for the underwriters, dealers, or agents by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004. However, all matters of New Jersey law, including the incorporation of National, will be passed upon only by Stryker, Tams & Dill LLP, Two Penn Plaza East, Newark, New Jersey 07105.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   S.E.C. Filing Fees.............................................   $173,750
   New York Stock Exchange Listing Fee*...........................     33,200
   Printing and Engraving Expenses*...............................     70,000
   Accounting Fees and Expenses*..................................    160,000
   Legal Fees and Expenses*.......................................    350,000
   Fees and Expenses of Trustee*..................................     40,000
   Transfer Agent and Registrar Fees*.............................     20,000
   Rating Agency Fees*............................................     10,000
   Miscellaneous*.................................................     33,050
                                                                      -------

          Total Expenses*.........................................   $890,000
                                                                     ========
------------
*  Estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Ninth of National's Restated Certificate of Incorporation, as amended, provides as follows:

     "No director or officer of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto."

Article II, Paragraph 8 of the By-Laws of National provides as follows:

     "A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding ("Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another foreign or domestic corporation, or of any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey.

     B. Nothing in this paragraph 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys' fees) on their behalf and to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.

     C. The indemnification provided by this paragraph 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or otherwise. The indemnification provided by this paragraph 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal representative of any deceased director or officer."

Section 14A:3-5 of the New Jersey Statutes Annotated provides:

             "INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

     (1) As used in this section,

          (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

          (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust, or other enterprise, whether or not for profit, served by a corporate agent;

          (c) "Expenses" means reasonable costs, disbursements and counsel fees;

          (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

          (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

               (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and

               (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

          (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

          (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

          (5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

               (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

               (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

               (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

          (6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

          (7)(a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

               (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

               (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

          (b)  Application for such indemnification may be made

               (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

               (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

The application shall set forth the disposition of any previous application for indemnification and shall bc made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

          (8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

          (9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

          (10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

          (11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

          (12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding."

ITEM 16.  EXHIBITS.

Exhibit
Number            Description of Exhibits
------            -----------------------

(1)  - Underwriting Agreements:
*    - Form of Proposal and Purchase Agreement (Exhibit 1(a) in File No.
       333-03803).
* - Form of Sales Agency and/or Distribution Agreement (Exhibit 1(b) in File No. 333-03803).
*    - Form of Underwriting Agreement (Exhibit B-1, File No. 70-8153).
3(i) - Articles of Incorporation:
* - Restated Certificate of Incorporation dated September 21, 1998. (Exhibit 3.1, Form 10-K for the fiscal year ended September 30, 1998 in File No. 1-3880)
3(ii)- By-Laws:
* - By-Laws as amended through September 17, 1998 (Exhibit 3.2, Form 10-K for the fiscal year ended September 30, 1998 in File No. 1-3880).
4    - Instruments Defining the Rights of Security Holders, including
       Indentures:
* - Indenture dated as October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 2(b), File No. 2-51796).
* - Third Supplemental Indenture dated as of December 1, 1982, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a)(4) in File No. 33-49401).
* - Tenth Supplemental Indenture dated as of February 1, 1992, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a), Form 8-K dated February 14, 1992 in File No. 1-3880).
* - Eleventh Supplemental Indenture dated as of May 1, 1992, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(b), Form 8-K dated February 14, 1992 in File No. 1-3880).
* - Twelfth Supplemental Indenture dated as of June 1, 1992, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(c), Form 8-K dated June 18, 1992 in File No. 1-3880).
* - Thirteenth Supplemental Indenture dated as of March 1, 1993, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a)(14) in File No. 33-49401).
* - Fourteenth Supplemental Indenture dated as of July 1, 1993 to Indenture dated as of October 15, 1974 between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1993 in File No. 1-3880).
* - Fifteenth Supplemental Indenture dated as of September 1, 1996, to Indenture dated as of October 15, 1974 between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1996 in File No. 1-3880).
* - Rights Agreement amended and restated as of April 30, 1999 between National Fuel Gas Company and HSBC Bank USA (Exhibit 99.2, Form 8-A/A dated April 30, 1999 in File No. 1- 3880).
4(a) - Form of Indenture between National Fuel Gas Company and The Bank of New
       York.
4(b) - Form of Officer's Certificate relating to Debt Securities Establishing
       Senior Notes, with form of Debt Security attached.
4(c) - Form of Officer's Certificate relating to Debt Securities Establishing
       Medium-Term Notes, with form of Debt Security attached.
5(a) - Opinion of Thelen Reid & Priest LLP, Counsel for National Fuel Gas
       Company.
5(b) - Opinion of Stryker, Tams & Dill LLP, New Jersey Counsel for National Fuel
       Gas Company.

12   - Computation of Ratio of Earnings to Fixed Charges (Exhibit 12, Form 10-Q
       for the Quarterly Period ended March 31, 1999 in File No. 1-3880). 23(a)- Consent of PricewaterhouseCoopers LLP.
23(b)- Consents of Thelen Reid & Priest LLP and Stryker, Tams & Dill LLP are
       contained in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively, to this registration statement.
23(c)- Consent of Ralph E. Davis Associates, Inc.
24   - The Power of Attorney is contained on the signature page of this registration statement.
25   - Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

-----------------
*Incorporated herein by reference as indicated.


ITEM 17.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND ON HIS BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SEC, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH THE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.


                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BUFFALO, STATE OF NEW YORK, ON THE 22ND DAY OF JULY, 1999.

                                                   NATIONAL FUEL GAS COMPANY


                                                   By:      /s/ B.J. Kennedy
                                                       -----------------------
                                                             B.J. KENNEDY
                                                      (CHAIRMAN OF THE BOARD AND
                                                        CHIEF EXECUTIVE OFFICER)



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

   Signature                      Title                          Date
   ---------                      -----                          ----

  /s/ B.J. Kennedy                Chairman of the Board, Chief   July 22, 1999
---------------------------       Executive Officer and Director
  B.J. KENNEDY



  /s/ P.C. Ackerman               President, Principal Financial July 22, 1999
---------------------------       Officer and Director
  P.C. ACKERMAN



  /s/ J.P. Pawlowski              Treasurer and Principal        July 22, 1999
---------------------------         Accounting Officer
  J.P. PAWLOWSKI



  /s/ R.T. Brady                  Director                       July 22, 1999
---------------------------
  R.T. BRADY

  /s/ J.V. Glynn                  Director                       July 22, 1999
---------------------------
  J.V. GLYNN



  /s/ W.J. Hill                   Director                       July 22, 1999
---------------------------
  W.J. HILL



  /s/ B.S. Lee                    Director                       July 22, 1999
---------------------------
  B.S. LEE



  /s/ E.T. Mann                   Director                       July 22, 1999
---------------------------
  E.T. MANN



  /s/ G.L. Mazanec                Director                       July 22, 1999
---------------------------
  G.L. MAZANEC



  /s/ G.H. Schofield              Director                       July 22, 1999
---------------------------
  G.H. SCHOFIELD

                                  EXHIBIT INDEX
                                  -------------


Exhibit       Description
-------       -----------

4(a) Form of Indenture between National Fuel Gas Company and The Bank of New York.

4(b) Form of Officer's Certificate relating to Debt Securities Establishing Senior Notes, with form of Debt Security attached.

4(c) Form of Officer's Certificate relating to Debt Securities Establishing Medium-Term Notes, with form of Debt Security attached.

5(a)          Opinion of Thelen Reid & Priest LLP, Counsel for National Fuel Gas
              Company.

5(b) Opinion of Stryker, Tams & Dill LLP, New Jersey Counsel for National Fuel Gas Company.

23(a)         Consent of PricewaterhouseCoopers LLP.

23(b) Consents of Thelen Reid & Priest LLP and Stryker, Tams & Dill LLP are contained in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively, to this registration statement.

23(c)         Consent of Ralph E. Davis Associates, Inc.

24 The Power of Attorney is contained on the signature page of this registration statement.

25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.